UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

SUNWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36868	01-0592299
(State or other jurisdiction of	(Commission	IRS Employer
incorporation or organization)	File Number)	Identification No.)

1030 Winding Creek Road, Suite 100 Roseville, CA	95678
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2018 Stanley Speer was appointed as a director of Sunworks, Inc. (the “Company”). Mr. Speer will serve as chairman of the Audit Committee.

Mr. Speer is the principal of Speer and Associates, LLC since 2012, a consulting firm he founded to provide practical operational, financial and strategic solutions to public and private businesses. Previously, Mr. Speer was a Managing Director with Alvarez & Marsal (A&M), in Los Angeles specializing in advising and assisting boards of directors, investment groups, management groups and lenders in a wide range of turnaround, restructuring and reorganization situations. Prior to joining A&M, Mr. Speer spent 10 years as CFO for Cadiz Inc., a publicly held real estate and water resource management company and its subsidiary, Sun World International, a fully-integrated agricultural company. Prior to Cadiz, Mr. Speer was a partner with Coopers & Lybrand (now PricewaterhouseCoopers), where he spent 14 years in the Los Angeles office specializing in business reorganizations and mergers and acquisitions.

The Board has determined that Mr. Speer is an independent director within the meaning of NASDAQ Rule 5605.

In connection with Mr. Speer’s appointment to the Board, he will receive an option to purchase 50,000 shares of the Company’s common stock (the “Option”) with an exercise price equal to the closing price of the Company’s common stock on the effective date of his appointment. The Option will be issued pursuant to the Company’s 2016 Equity Incentive Plan and shall vest shall vest and become exercisable in 1/36 increments over a three-year period commencing on the effective date of the grant.

Mr. Speer does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Speer and any other persons pursuant to which he was selected as a director, and there are no transactions in which he has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On May 14, 2018, the Company issued a press release in connection with the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued May 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNWORKS, INC.

Date: May 14, 2018	By:	/s/ Charles F. Cargile
	Name:	Charles F. Cargile
	Title:	Chief Executive Officer